Exhibit 99.1

COMPANY CONTACT

Jay Johnson

(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK ACQUIRES CAVALLO POINT, THE LODGE AT THE GOLDEN GATE BRIDGE, IN SAUSALITO, CALIFORNIA

Iconic, Luxury Hotel in the High-Growth San Francisco Market

BETHESDA, Maryland, December 12, 2018 — DiamondRock Hospitality Company (the “Company” or “DiamondRock”) (NYSE: DRH) today announced that it has acquired Cavallo Point, the Lodge at the Golden Gate (“Cavallo Point,” the “Hotel,” the “Lodge”), a premier luxury hotel located in the Golden Gate National Recreation Area in Sausalito, California.  Cavallo Point is situated at the base of the Golden Gate Bridge with sweeping views of the San Francisco Bay. The Lodge has consistently been recognized by Conde Nast Traveler and Travel + Leisure as one of the top luxury hotels and one of the most sustainable in the world.  The acquisition represents a 12.8x multiple on trailing twelve month EBITDA.

Cavallo Point enjoys one of the most unique and attractive locations in the San Francisco Bay Area as an integrated part of the scenic waterfront community of Sausalito with breathtaking views of the Golden Gate Bridge. The Lodge, which achieved LEED Gold certification for its environmentally sustainable design and construction, spans 45 acres and features 142 guest rooms and suites with over 14,600 square feet of meeting space, as well as entitlements for significantly expanding the property in the future. The Lodge’s expansive collection of amenities features the award-winning Murray Circle restaurant and Farley Bar, Cavallo Point Cooking School, Healing Arts Center & Spa, outdoor pool, fitness center, retail space and art gallery.

The acquisition of Cavallo Point has many portfolio benefits for DiamondRock, including increasing the Company’s exposure to West Coast markets, the resort segment, and independent hotels.  In addition, the Lodge will be the Company’s second highest RevPAR ($311) property and highest Total RevPAR ($806) hotel. The Company does not anticipate the Hotel to materially contribute to the Company’s EBITDA during the remainder of 2018.

“Cavallo Point is a truly unique opportunity to acquire an irreplaceable, luxury asset in the San Francisco market, which increases both our resort and San Francisco exposure,” said Mark Brugger, President and Chief Executive Officer of DiamondRock. “This acquisition is consistent with our strategy to invest in high-quality destination resorts in high barrier-to-entry markets. With its unique location and wide range of services and amenities, Cavallo Point competes with many of the top luxury resorts in Northern California, as well as hotels in San Francisco’s central business district.  Furthermore, we see numerous opportunities to utilize our asset management best practices, as well as implement other value-add expansion opportunities.”

Ideally situated in one of the highest-barrier-to-entry markets in the United States, Cavallo Point provides easy access to the world-class business and leisure destinations of the Bay Area. The Lodge is a short walk to downtown Sausalito, seven miles from San Francisco’s central business district, and in close proximity to the premier wine regions of Napa and Sonoma.

Because of its proximity to San Francisco, Northern California and Silicon Valley, Cavallo Point has consistently attracted a diverse regional and international clientele. San Francisco, the financial headquarters of the Western United States, is home to 35 Fortune 500 companies, many of which operate in the technology, biotechnology and life sciences industries.  In addition, San Francisco is home to the Moscone Center, its largest convention, exhibition and meeting facility, and the Golden State Warriors’ $1 billion Chase Center arena and entertainment center slated to open in Fall 2019.  The Moscone Center recently completed a multi-year $500 million renovation and expansion, which is expected to drive record citywide room nights in 2019 and 2020.

Cavallo Point is situated within the Golden Gate National Recreation Area, within easy walking distance to a marina, a yacht club, and the Bay Area Discovery Museum. The Hotel opened in 2008 following an extensive two-year redevelopment that included 74 newly constructed guest rooms and a spa, and 68 restored historic guest rooms, as well as the rehabilitation of several other historic buildings that now house the restaurant, bar, cooking school, retail, art gallery and meeting spaces.

Cavallo Point will continue to be managed by Passport Resorts LLC, a San Francisco Bay Area hotel management company, known for its management of high-end destination resorts, including the Post Ranch Inn in Big Sur, California. Passport Resorts’ properties are located in iconic settings and provide guests with first-class services, amenities, and cuisine. Passport Resorts’ business practice is to operate its properties in an environmental and socially responsible manner.

The acquisition was funded through a combination of cash on hand, proceeds from a new unsecured term loan and the issuance of common limited partnership units in the Company’s operating partnership (“OP Units”).  The Company issued 796,684 OP Units in connection with the transaction at $11.76 per unit.  Additionally, the Company has entered into a new five-year $50 million unsecured term loan for purposes of maintaining qualified non-recourse debt associated with the property. The interest rate on the term loan is based on a pricing grid ranging from 140 to 220 basis points over LIBOR, based on the Company’s leverage ratio. The interest rate is currently 145 basis points over LIBOR.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Cavallo Point Resort

THE LODGE AT THE GOLDEN GATE – SAN FRANCISCO

DIAMONDROCK HOSPITALITY

Location	Sausalito, California
Acquisition Date	December 12, 2018
Rooms	142 guest rooms (39 suites)
Meeting Space	Approx. 15,000 SF

MARKET HIGHLIGHTS

- Golden Gate Bridge Setting renowned for its breathtaking views of the San Francisco Bay and artisanal flair
  - Over 1M visitors per year arrive via the Golden Gate Bridge or Ferry
- Unique positioning drives both leisure and business travelers
  - Strong demand from San Francisco Bay Area tourism and Sausalito
- 7 miles from downtown San Francisco – preeminent gateway market and West Coast financial hub
- To benefit from strong San Francisco Convention Calendar with over 1M room nights in 2019 and 2020
- High barrier-to-entry and supply constrained market
  - 0.9% supply CAGR from 2014-2018

NUMEROUS UPSIDE OPPORTUNITIES

- Owner-operated with upside from new asset management oversight
- Existing site infrastructure with future development opportunities:
  - Ability to add up to 83 additional rooms
  - Ability to expand meeting space by 7,000 square feet and double restaurant / F&B space
  - Additional plans for value-add capital upgrades including coffee shop at entrance and restoration of historic bowling alley and bar and reconcepting of F&B outlets
- Reposition F&B outlets + operations
- Add Institutional-quality revenue management and marketing

KEY DEAL CHARACTERISTICS

- Iconic, luxury resort property with an impossible to replicate location in attractive, high-growth San Francisco market
- Highest total RevPar and EBITDA-per-key in San Francisco market
- Closest resort to Downtown San Francisco
- Unencumbered brand and management
- Increases DRH exposure to resort segment and independent hotels
- Second highest RevPAR in portfolio (TTM RevPAR of $306)
  - $809 Total RevPAR is highest in portfolio
- Attractive Deal Metrics:
  - 12.8x Multiple on TTM EBITDA
  - >$450 Annual ADR
  - $809 Total RevPar
- Funded through mix of cash on hand, new $50 million 5-year term loan, and approximately 797 thousand OP units

PRIME SAN FRANCISCO LOCATION

Tamalpais-Homestead Valley
Marin City
Muir Beach
Sausalito
Angel Island State Park
Downtown Sausalito
CAVALLO POINT
Alcatraz Island
Marin Headlands
Golden Gate Bridge
Golden Gate Bridge
Palace of Fine Arts Theatre
Fisherman's Wharf
Union Square
Moscone Center
California Academy of Sciences
San Francisco
Golden Gate Park

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel adjusted EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of December 11, 2018. We undertake no duty to update the information to conform to actual results or changes in our expectations. This fact sheet contains statistics and other data that has been obtained from information available from public sources. For additional information, please visit our website at www.drhc.com.